UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2019

Federal National Mortgage Association
(Exact name of registrant as specified in its charter)
 Fannie Mae

Federally chartered corporation	0-50231	52-0883107	1100 15th Street, NW Washington, DC 20005	(800) 2FANNIE (800-232-6643)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)	(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 26, 2019, Hugh R. Frater was appointed Fannie Mae’s Chief Executive Officer, effective as of that date.
Mr. Frater, age 63, previously had been serving as Fannie Mae’s Interim Chief Executive Officer since October 2018 and has been a member of Fannie Mae’s Board of Directors since January 2016. Prior to his appointment as Fannie Mae's Interim Chief Executive Officer, Mr. Frater had been an independent director of Fannie Mae, where he most recently served on the Audit Committee and the Risk Policy and Capital Committee. Mr. Frater also serves as Non-Executive Chairman of the Board of VEREIT, Inc. Mr. Frater previously worked at Berkadia Commercial Mortgage LLC (“Berkadia”), a commercial real estate company providing comprehensive capital solutions and investment sales advisory and research services for multifamily and commercial properties. He served as Chairman of Berkadia from April 2014 to December 2015 and he served as Chief Executive Officer of Berkadia from 2010 to April 2014. From 2007 to 2010, Mr. Frater was the Chief Operating Officer of Good Energies, Inc., and from 2004 to 2007, Mr. Frater was an Executive Vice President at The PNC Financial Services Group, Inc., where he led the real estate division. Mr. Frater was a Founding Partner and Managing Director of BlackRock, Inc. from 1988 to 2004, where he led the real estate practice. Mr. Frater serves on the MBA Real Estate Program Advisory Board at the Columbia University Graduate School of Business and is also a member of its Board of Overseers.
Mr. Frater’s direct compensation as Chief Executive Officer will continue to consist solely of base salary at the rate of $600,000 per year. Mr. Frater will also continue to be eligible to receive employee benefits, as described in Fannie Mae’s annual report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on February 14, 2019. In connection with Mr. Frater’s appointment as Fannie Mae’s Chief Executive Officer, he has been offered relocation benefits to reimburse him for his costs associated with relocating to the Washington, DC area. These relocation benefits are conditioned on Mr. Frater’s continued employment with Fannie Mae for a minimum of 18 months from his start date as Chief Executive Officer—he must reimburse Fannie Mae 100% of the relocation benefits paid to him if his employment terminates (either voluntarily or involuntarily due to misconduct) within 12 months, or 50% if his employment terminates from the 13th through the 18th month.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By	/s/ Stephen H. McElhennon
Stephen H. McElhennon Senior Vice President and Interim General Counsel

Date: March 27, 2019